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                                                                    Exhibit 23.4

May 11, 1998


Federal-Mogul Corporation
26555 Northwestern Highway
Southfield, MI 48034


To Whom It May concern:

     I hereby consent to being named as a nominee to the Board of Directors of Federal-Mogul Corporation on its Registration Statement on Form S-3. I further consent to act as a Director of Federal-Mogul Corporation if duly elected.


                                            Sincerely,

                                            /s/ Paul S. Lewis

                                            Paul Scott Lewis